FARMERS NATIONAL BANC CORP.
                        1999 STOCK OPTION PLAN

                               ARTICLE I
                               THE PLAN

Section 1.1 Name. This plan shall be known as the "Farmers
National Banc Corp. 1999 Stock Option Plan."


Section 1.2 Purpose. The purpose of the Plan is to advance the interests of Farmers National Banc Corp. (the "Company") and its shareholders by affording to Directors and officers of the Company and Farmers National Bank (the "Bank") an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of (a) options to purchase shares of the Company's common stock and (b) Stock Appreciation Rights related to the Options under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends. It is intended that certain Options granted under this Plan will qualify and that certain other Options will not qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the terms of the Options shall be interpreted in accordance with their designation in the Option Agreement.


Section 1.3 Effective Date and Term. The Plan was approved by the Board of Directors of the Company on December 15, 1998, and shall be effective March 25, 1999, subject to approval and ratification by a majority of the shareholders of the Company, present in person or by proxy, at the annual meeting of shareholders of the Company to be held in 1999. The Plan shall terminate upon the tenth (10th) anniversary of the Effective Date.


                               ARTICLE II
                               DEFINITIONS

Section 2.1 Definitions. As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a) "Bank" shall mean the Farmers National Bank.
(b) "Board" shall mean the Board of Directors of the Company.
(c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statutes.
(d) "Committee" shall mean the Compensation Committee of the Board, or the Stock Option Plan Committee if one is appointed by the Board to administer the Plan.
(e) "Company" shall mean Farmers National Banc Corp.
(f) "Director" shall mean a member of the Board of Directors of the Company and, or the Bank.
(g) "Effective Date" with respect to the Plan shall mean the date specified in Section 1.3 as the Effective Date.
(h) "Fair Market Value" with respect to a share of Stock shall mean the Fair Market Value of the Stock as determined by the Committee on the basis of such factors as they deem appropriate; provided, however, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sales prices are regularly reported the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales price reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the Option is granted. For purposes of this Section 2.1(h), the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.
(i) "ISO" shall mean any Option under this Plan which is to be an incentive stock option under Code Sections 422.
(j) "NQSO" shall mean any Option granted under this Plan which is not intended to qualify as an incentive stock option under Code Section 422.
(k) "Option" shall mean a stock option, whether an ISO or NQSO, granted pursuant to this Plan.
(l) "Optioned Stock" shall mean the Stock subject to an Option or Stock Appreciation Right.
(m) "Optionee" or "Participant" shall mean a Director, officer or employee of the Bank or the Company to whom an Option has been granted.
(n) "Plan" shall mean the Farmers National Banc Corp. 1999 Stock Option Plan, the terms of which are set forth herein.
(o) "SEC" shall mean the Securities and Exchange Commission.
(p) "Plan Year" shall mean the twelve-month period beginning on the Effective Date, and each twelve-month period thereafter beginning on the anniversary date of the Effective Date.
(q) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.
(r) "SAR" or "Stock Appreciation Right" shall mean a right to receive cash in an amount equal to the excess of the fair market value of a share of Stock on the exercise date over the fair market value of a share of Stock on the date the Stock Appreciation Right is granted pursuant to the provisions of the Plan.
(s) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the terms of the Plan.


                         ARTICLE III
                  CHARACTERIZATION OF OPTIONS

Section 3.1 Characterization of Options. Options granted in accordance with the terms hereof within the limits prescribed by
Article VII hereof and which are specified in the Option Agreement as intended to be incentive stock options, are to be incentive stock options as provided in Code Section 422. All other Options granted hereunder shall be nonqualified options.


                          ARTICLE IV
                        ADMINISTRATION

Section 4.1 Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board or, alternatively at the discretion of the Board, the Board may appoint a Stock Option Plan Committee consisting of not less that two nor more than five members to administer the Plan. All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under
    Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time.

(b) Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the terms of the Stock Option Agreement with the Optionee, including but not limited to, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised and the price at which such Option may be exercised.

(c) Meetings of the Committee shall be held at such times and places as shall be determined from time to time by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of the members.

(d) No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

(e) In addition, the Committee shall have the sole discretion and authority to determine whether an Option shall be an Incentive Stock Option or a Non-qualified Stock Option, or both types of options, provided that Incentive Stock Options may be granted only to persons who are employees of the Company or the Bank.


Section 4.2 Company Assistance. The Company and the Bank shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment and such other pertinent facts as the Committee may require. The Company and the Bank shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.



                             ARTICLE V
                             OPTIONEES

Section 5.1 Eligibility. Directors and officers of the Company and the Bank and such other employees, consultants, or other individuals as the Board of Directors may from time to time designate shall be eligible to participate in the Plan. The Committee may grant Options to any eligible individual subject to the provisions of Section 6.1.


                             ARTICLE VI
                       SHARES SUBJECT TO PLAN

Section 6.1 Stock Available for Options. Subject to adjustment pursuant to the provisions of Section 9.2 hereof, the number of shares with respect to which Options may be granted during the term of the Plan shall not exceed 375,000 shares of Company Stock provided, however, that the number of shares which may be designated as Incentive Stock Options shall be limited to 375,000, subject to adjustment in accordance with paragraph 9.2 hereof. Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

Section 6.2 Options Under the Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

Section 6.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number of Shares which may be delivered under Section 6.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number.


                         ARTICLE VII
                           OPTIONS

Section 7.1 Terms and Conditions of Options. Each Option shall be evidenced by a Stock Option Agreement which shall contain such terms and conditions consistent with the provisions of the Plan as may be approved by the Committee and shall be signed by an officer of the Company and the Optionee. The Stock Option Agreement shall specify the Option Price, the duration of the option, the number of shares to which the option pertains, and such other provisions as the Committee shall determine. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or a NQSO. Each Option granted under the Plan shall be subject to such terms and conditions as follows:

        (a) Terms of ISO's. ISO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(v) below of this Plan and to such other terms and conditions as the Committee may deem appropriate contained in the Stock Option Agreement with the Optionee; provided, however, that no Option that is intended to qualify as an ISO shall be subject to any condition that is inconsistent with the provisions of Code
Section 422(b).  In the event that any condition imposed
hereunder on an Option intended to qualify as an ISO is at any time determined by the Internal Revenue Service or a court of competent jurisdiction to be inconsistent with Code Section 422, then such Option shall be deemed to have been granted without such conditions as may be applicable as if the invalid condition had not been included.

                (i) Option Period. Each Stock Option Agreement shall specify the period during which the ISO thereunder is exercisable (which shall not exceed ten years from the date of grant) and shall provide that the ISO shall expire at the end of such period.

                (ii) Option Price. The Option Price per share shall be determined by the Committee at the time any ISO is granted and shall not be less than one hundred percent (100%) of the Fair
Market Value of a share of Stock on the day that the ISO is granted. Such price shall be subject to adjustment as provided in Section 9.2.

                (iii) Ten Percent Stockholders. ISO's shall not be granted to any person who, immediately before the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company; provided, however, that this prohibition shall not apply if at the time such ISO is granted the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the stock and such ISO is not exercisable after the expiration of five (5) years from the date such ISO is granted.

                (iv) Limit on Incentive Stock Options. To the extent the aggregate Fair Market Value of the shares (valued at the time of grant in accordance with subparagraph (ii) above) with respect to which ISO's (determined without regard to this subparagraph
(iv) are exercisable for the first time by any individual during any calendar year (under all stock option plans of the Company) exceeds $100,000.00, such ISO's in excess of $100,000.00 shall be treated as Options which are NQSO's. This subparagraph (iv) shall be applied by taking ISO's into account in the order in which they were granted.

                (v) Period to Exercise Option. Any ISO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An
ISO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an ISO or ISO's exercisable in more than one installment, and if the employment of an Optionee holding such ISO is terminated, the ISO shall be exercisable in accordance with the terms of the Option Agreement only as to such number of shares as to which the Participant had the right to exercise the ISO on the date of termination of employment.

        (b) Terms of NQSO's. NQSO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(iii) below and to such other terms and conditions as the Committee may deem appropriate which shall be contained in the Stock
Option Agreement.

                (i) Option Period. Each Stock Option Agreement shall specify the period during which the Option thereunder is exercisable, (which shall not exceed ten years from the date of grant) and shall provide that the NQSO shall expire at the end of such period.

                (ii) Option Price. The Committee shall determine the Option Price per Share at the time any NQSO is granted. Such price shall be subject to adjustment as provided in Section 9.2.

                (iii) Period to Exercise Option. Any NQSO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it shall have then become exercisable. A NQSO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an Option exercisable in more than one installment, and if the employment of an Optionee holding such Option is terminated, the Option shall be exercisable in accordance with the terms of the Option Agreement only as to such number of shares as to which the Optionee had the right to exercise the Option on the date of termination of Employment.


Section 7.2 Option Exercise.

(a) The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, (the "Act"), upon exercise of any Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act or applicable state securities laws, the Optionee may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Committee be required to comply with exemptions from registrations under such laws. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act of applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

(b) Subject to Section 7.2(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares. In the case of an ISO, the aggregate Fair Market Value of the Stock (under all plans of the Company), with respect to which such options are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000.00. The aggregate fair market value of the shares is determined at the date of grant.

(c) Options shall be exercisable according to the following vesting schedule:

           20% after one year from the date of grant
           40% after two years from the date of grant
           60% after three years from the date of grant
           80% after four years from the date of grant
           100% after five years from the date of grant


(d) Subject to such terms and conditions as may be determined by the Committee in its sole discretion upon grant of any Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

       1. by delivering to the Company at its principal office a check payable to the order of the Company, in the amount of the Option price for the number of shares of Stock with respect to which the Option in then being exercised; or

       2. by delivering to the Company at its principal office certificates representing Stock, duly endorsed for transfer to the Company, having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

       3. by any combination of payments delivered pursuant to paragraphs (d)(1) and (d)(2) above.


Section 7.3 Rights as Shareholder. An Optionee shall have no SAR as a Shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.

Section 7.4 Termination of Employment. Each Participant's Stock Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Stock Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

Section 7.5 Committee Discretion. Option Agreements need not contain provisions identical to or similar to other Option Agreements. The Committee may, in its discretion, vary among Participants and among Options granted to the same Participant any and all of the terms and conditions of Options granted under the Plan, including the term during which and the amounts in which and dates at or after which such Options may be exercised.


                           ARTICLE VIII
                    STOCK APPRECIATION RIGHTS

Section 8.1 Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to individuals granted related Options under the Plan. A SAR may be granted simultaneously with or subsequent to the Option to which the right is related, but each SAR must relate to a particular Option. In exchange for the surrender in whole or in part of the related Option to purchase shares of Common Stock, the exercise of a SAR shall entitle a Participant to an amount equal to the appreciation in value of the shares to which the related Option is being surrendered pursuant to such exercise. Such appreciation in value shall be equal to the excess of the Market Value of such shares. Upon the exercise of a SAR, payment by the Company may be made in cash and partly in share of Common Stock as determined by the Committee. If payment is made in shares of Common Stock, such shares shall be valued at their Market Value as of the date of surrender of the Option.

Section 8.2 Terms and Conditions of Stock Appreciation Rights. The grant of SARs shall be evidenced by written agreements (which may also be Option Agreements) containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. SARs shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the agreement; provided, however, that SARs may be exercised only when the related Option could be exercised and only when the Market Value of the Common Stock subject to the Option exceeds the Option Price. In no event, however, shall any SAR be exercisable after the expiration of ten years from the date of grant. The Committee may in its discretion require a Participant to continue his service with the Company and its Subsidiaries for a certain length of time prior to the SARs becoming exercisable. Unless otherwise provided in the written agreement, a SAR shall be deemed outstanding until it either expires, is canceled by mutual consent, or is exercised in full. As described above in
Section 7.5 with respect to Options, the Committee may also vary, among the Participants and among SAR granted to the same Participants, any and all of the terms and conditions of SAR granted under the Plan. Neither SARs nor any related Option issued to Directors and officers subject to Section 16 of the Securities and Exchange Act of 1934 shall be exercisable during the first six months of their respective terms.



                              ARTICLE IX
            TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

Section 9.1 Termination and Amendment. The Board may terminate or suspend the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan, materially modify the eligibility requirements, reduce the Option Price (except pursuant to adjustments under Section 9.2) or impair any outstanding Option or SAR.

9.2 Adjustment of Options Upon the Occurrence of Certain Unusual
or Nonrecurring Events.   The Committee may make adjustments in
the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section
6.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.


                              ARTICLE X
                            MISCELLANEOUS

Section 10.1 Transferability During the Grantee's Lifetime. Any Option or Stock Appreciation SAR may be exercised only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, with respect to both NQSOs and ISOs, in case of the death of the Grantee, by will or the laws of descent and distribution, and with respect to NQSO; (i) as specifically permitted by and solely to the extent permitted in the Stock Option Agreement, or (ii) to an immediate family member, a partnership consisting solely of immediate family members or trusts for the benefit of immediate family members.

Section 10.2 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

Section 10.3 Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

Section 10.4 Tenure. Nothing in the Plan or in any Option or SAR granted hereunder or in any Stock Option Agreement or SAR
Agreement relating thereto shall confer upon any Director, or upon any officer or employee, the right to continue in such position with the Company or the Bank.

Section 10.5 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or the Bank, nor shall the Plan preclude the Company or the Bank from establishing any other forms of incentive or other compensation for Directors, officers or employees of the Company or the Bank.

Section 10.6 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld or deducted with respect to any taxable event arising as a result of this Plan.

Section 10.7 Share Withholding. With respect to withholding required upon the exercise of Options or SARs or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 10.8 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any actions taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws.

Section 10.9 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR will be assumed or an equivalent Option and SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"), unless the Successor Corporation refuses to assume or substitute for the Option and SAR, in which case the Optionee shall have the right to exercise the Option and SAR as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or SAR is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option and SAR shall be considered assumed if, following the merger or sale of assets, the option and SAR confers the right to purchase or receive, for each share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Section 10.10 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 10.11 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 10.12 Requirements of the Law. The granting of awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 10.13 Governing Law. To the extent not preempted by Federal Law, the Plan, an all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.


                        BY ORDER OF THE BOARD OF DIRECTORS

                        FRANK L. PADEN, PRESIDENT & SECRETARY